          ===========================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) February 17, 1999
                                                      -----------------


                             UNITED RENTALS, INC.
                     UNITED RENTALS (NORTH AMERICA), INC.
          (Exact name of Registrants as Specified in their Charters)

                    --------------------------------------

      Delaware                       001-14387                06-1522496
      Delaware                       001-13663                06-1493538
-------------------------------------------------------------------------------
(States or Other Jurisdictions   (Commission file Numbers)  (IRS Employer
 of Incorporation)                                          Identification Nos.)

      Four Greenwich Office Park, Greenwich, Connecticut           06830
-------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                   (Zip Code)


       Registrants' telephone number, including area code (203) 622-3131
                                                          --------------

        ==============================================================

Item 5. Other
        -----

     On February 17, 1999, the Registrant announced that William Berry, its President, was recently diagnosed with melanoma skin cancer and will begin a medical leave of absence while he undergoes treatment. Mr. Berry will continue to be available to the Registrant on a limited basis, and during this period his duties will be assumed by Wayland Hicks, to whom Mr. Berry has been reporting since September 1998. Mr. Hicks is the Registrant's Vice Chairman and Chief Operating Officer. The Registrant does not anticipate any disruption in its business as a result of Mr. Berry's medical leave.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of February, 1999.


                              UNITED RENTALS, INC.


                              By:    Michael J. Nolan
                                  ----------------------------------
                                  Name:  Michael J. Nolan
                                  Title:  Chief Financial Officer


                              UNITED RENTALS (NORTH AMERICA), INC.


                              By:    Michael J. Nolan
                                  ----------------------------------
                                  Name:  Michael J. Nolan
                                  Title:  Chief Financial Officer

                                       3